EXHIBIT 10.31

                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into effective as of the 4th day of January, 2001 by and between OneSource Technologies, Inc., a Delaware corporation (the "Company") and Thomas E. Glasgow (the "Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties", and individually referred to as each or any "Party".

                                    Recitals

     A. The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background, and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

     B. Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

                                   Agreements

1.   Employment:

1.1  The  Company  hereby  employs  Executive,   and  Executive  hereby  accepts
     employment by the Company, upon the terms and conditions set forth in this Agreement.

1.2 Executive shall be the Chairman of the Board of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe. Additionally, the Executive will perform tasks in various roles as required in order to build the asset base and infrastructure to improve the valuation of the Company.

1.3 Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company, provided, however, that at all times during his employment, Executive shall be subject to the direction and policies from time to time established by the Board of Directors of the Company. In Executive's role as Chairman, Executive will make general recommendations that will be subject to discussion and approval by select committees established within the Board of Directors, or by the entire Board.

1.4 During the employment term, Executive shall perform the services he is required to perform pursuant to this Agreement at the Company's offices located at 7419 East Helms, Scottsdale, Arizona or at such other place or places from which such services can be conveniently provided or at which the Company maintains an office provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

2.   Loyal and Conscientious Performance; Non-Competition:

2.1 During his employment by the Company, Executive shall devote significant time (not less than eight (8) business days on site per month) to the proper and efficient performance of this Agreement, and shall not, without the prior written consent of the Board of Directors of the Company, directly or indirectly, render services of a business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, or engage in any business activities competitive with or adverse to the Company's business or welfare, whether alone, as a partner, or as a shareholder, officer or director of any other corporation, or as a trustee, fiduciary or in a similar representative capacity.

2.2  During  his  employment  by  the  Company,  Executive  shall  perform  in a
     professional  and  conscientious   manner  in  accordance  with  applicable
     standards of professional conduct in the State of Arizona.

3.   Terms of Employment:

3.1 Subject to earlier termination as provided in this Agreement, Executive shall be employed for a term of two (2) years beginning January 4, 2001 and expiring at midnight on January 3, 2003 (the "Employment Period"). After the expiration of such term, this Agreement shall automatically renew for two consecutive one (1) year periods unless written notice is provided by the Executive Committee of the Board of Directors at least ninety (90) days prior to the renewal date.

4.   Compensation of Executive:

4.1 During the initial year during the term of this Agreement, the Company shall pay Executive a salary (the "Base Salary") of Sixty Thousand ($60,000) Dollars per annum payable in bi-weekly installments until such time as the Company yields positive cash flow for two (2) consecutive months at which time Executive's salary will be raised to Seventy-Two Thousand ($72,000) Dollars per annum payable in bi-weekly installments. Such salary change shall be effected upon the written approval of the Company's Compensation Committee, signed by the members of the Committee, which shall be the action of the Board of Directors on a temporary basis which shall be made permanent by ratification of the full Board of Directors at its next regularly scheduled meeting.

4.2 Executive's compensation may be changed from time to time by mutual agreement of Executive and the Board of Directors of the Company. Any such agreement shall be evidenced by a written amendment of this Agreement, which, among other things, shall specify with particularity any change in Executive's compensation and the date or dates when each such change shall become effective.

4.3 Executive's performance shall be reviewed by the Board of Directors of the Company on a periodic basis (but not less than twice in each fiscal year during the term of this Agreement). The Board of Directors may, in its sole discretion, award such bonuses to Executive as shall be appropriate or desirable based on Executive's performance.

4.4 All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company, together with any withholdings required as a result of the Executive's participation in any Company benefit plan.

4.5 To the extent the Company is unable to pay the base salary to the Executive, Executive may receive the value of such compensation due and unpaid as of December 31st of each year during the term of this Agreement in the form of additional common stock issued to Executive, subject to the Company's compliance with all securities and other rules and regulations.

5.   Other Benefits:

5.1 Executive shall be eligible to participate in and be covered by any pension and profit sharing, life insurance, accident insurance, health insurance, hospitalization, disability, medical reimbursement or other plan(s) maintained from time to time by the Company for its employees. Participation by the Executive in any such plans shall be subject to any required withholding from Executive's regular compensation payments. The Company shall purchase a policy of key man life insurance in the amount of $1 million dollars on the Executive, which shall be used, in part, to fund any death benefit payable to the Employee under the provisions of paragraph 8.1.

5.2 During each fiscal year of the term of this Agreement, Executive shall be entitled to vacation not to exceed two (2) weeks (ten (10) business days) in each such fiscal year at full salary. It is understood that all vacations shall be taken during the year earned. Executive agrees that such vacation shall be taken only at such times as the Company shall from time to time determine. In addition to the above annual vacation, Executive shall be entitled to additional time, also at full salary, for sickness or matters of personal emergency up to a maximum of ten (10) business days per year.

5.3 If approved in advance of incurring same by the Board of Directors of the Company, the Company shall pay on Executive's behalf, or reimburse Executive for expenses incurred in connection with his employment, including any professional license fees, dues, professional journals, costs of attending professional conventions, meetings, and continuing education classes, and entertainment expenses for entertainment aiding the development of the Company. Executive agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefore.

5.4 Subject to the compliance with SEC regulations and appropriate reporting requirements, the Company agrees to grant Executive a Stock Grant in the amount of five hundred thousand (500,000) shares (the "Grant") as of May 24, 2001. The Executive, shall, as of May 24, 2001, be granted options to purchase an additional one million two hundred fifty thousand (1,250,000) shares of the Company's common stock at the closing market price on May 24, 2001. Seven hundred and fifty thousand (750,000) shares of these options shall be vested immediately and shall be exercisable in whole or in part by the Executive on or before May 24, 2006. Five hundred thousand (500,000) shares of these options shall vest, and become exercisable by the Executive upon any of the following events; a) when the Company achieves positive cash flow for two consecutive quarters, b) annualized sales trending must exceed $3.2 million c) the Company`s sales growth exceeds by 10% of CY annualized sales for two consecutive quarters. The Chief Financial Officer shall certify to the Compensation Committee the occurrence of the condition precedent to vesting, and the Compensation Committee shall confirm the vesting of the options by written notice to Executive. The options shall be exercisable by the Executive for a period of five (5) years from the date they vest. In the event of the sale of the Company prior to the end of the exercise period, all options granted pursuant to this paragraph shall be exercisable on or before the date of the closing.

5.5 Any future options or warrants and corresponding shares shall be subject to the terms and conditions of the Company's stock option plan as the same may be in force from time to time (the "Plan").

5.6 Should Executive arrange or facilitate any single financing transaction exceeding Five Hundred Thousand ($500,000) Dollars in a single transaction, Executive shall be entitled to a transaction fee of five (5%) percent for the completion of that transaction, provided that the cumulative transaction fees do not exceed twelve (12%) percent in the aggregate between all parties.

5.7 In the event of a merger, amalgamation or change of control in any transaction during the employment period, Executive is entitled to a transaction fee of the lesser of three (3%) percent (on the gross contract sales price or a minimum of One Hundred Thousand ($100,000) Dollars), provided that the transaction is approved by the Board of Directors, The payment of the transaction fee shall effect the termination of this Agreement for the remainder of its term however, all unexercised options referenced in 5.4 will be considered vested or earned with the ratification of this transaction.

6.   Indemnification by the Company:

6.1 The Company shall, to the maximum extent permitted by law, indemnify and hold Executive harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements and other amounts actually and necessarily incurred in connection with any proceeding arising by reason of Executive's employment by the Company. The Company shall also advance to the Executive any expenses incurred in defending any such proceeding to the maximum extent permitted by law.

7.   Termination:

7.1  Without cause:

     a. Either Party may voluntarily terminate the Employment Agreement and Executive's employment hereunder without cause for any reason in his/its sole discretion by giving not less than thirty (30) days prior written notice to the other Party. As used herein, a termination "without cause" shall mean any termination that is not "for cause" as defined in Section 7.2 or 7.3 below, as applicable.

     b. If Executive's employment under this Agreement is terminated by the Company without cause before the last day of the Employment Period, Executive shall be entitled to receive as compensation an amount ("Severance Pay") equal to the lesser of (a) the equivalent of nine
          (9) months of Base Salary, or (b) the equivalent of the Base Salary for the number of months then remaining in the Employment Period, which amount shall be paid to Executive at the same time and in the same manner as if Executive was then employed by the Company.

     c. If Executive's employment under this Agreement is terminated by Executive without cause, Executive shall be entitled to receive as compensation only the applicable Base Salary prorated to the date of such termination on the basis of a 365-day year.

7.2  Termination by Company for cause:

     a. At the direction of the Company's Board of Directors, the Company may terminate the Employment Agreement and Executive's employment hereunder for cause by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. If the Employment Period and Executive's employment under this Agreement is terminated by the Company for cause before the last day of the Employment Period, Executive shall be entitled to receive as compensation for such fiscal year, only the Base Salary set forth in
          Section 4.1 prorated to the date of termination on the basis of a 365-day year. Grounds for the Company to terminate the Employment Period "for cause" shall consist of the occurrence of any of the following events:

          (i) Executive's failure or refusal to perform the duties reasonably related to the capacity in which he is employed hereunder which have been or may be assigned to him by the Board of Directors of the Company, and Executive has not corrected such conduct within thirty (30) days of written notice thereof , specifying the duties to be performed, from the Company to Executive;

          (ii) Executive's performance of any action when specifically and reasonably instructed not to do so by the Board of Directors of the Company;

          (iii)Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company in a material amount not authorized by the Board of Directors to be used or appropriated;

          (iv) Executive's conviction of any crime involving moral turpitude;

          (v) The bankruptcy of the Company or, as reasonably determined by the Company's Board of Directors, the likelihood that the Company will be unable to meet its liabilities maturing within ninety
               (90) days of such determination; or

          (vi) Executive's material breach of any provision of this Agreement, and Executive's failure to cure such breach within thirty (30) days of written notice thereof from the Company to Executive.

     b.   Termination  Date:  Any notice of  termination  given pursuant to this
          Article 7 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered.

7.3 Termination Upon Death or Disability. Executive's employment hereunder shall terminate without notice upon the date of Executive's death or the date when Executive becomes "completely disabled" as that term is defined in Section 8.2.

7.4  Non-solicitation:

     a. For a period of two (2) years following the termination of Executive's employment with the Company, Executive shall not solicit or in any manner encourage employees of the Company to leave its employ.

     b.   If this  Agreement is terminated  other than  immediately  pursuant to
          Section 7.1 or 7.2, the Board of Directors of the Company may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other duties and responsibilities to be performed until the termination becomes effective.


8.   Death or Disability During Term of Employment:

8.1 Upon termination of Executive's employment pursuant to Section 7.4, Executive or his estate or personal representative, as the case may be, shall be entitled to receive Executive's Base Salary set forth in Section
     4.1 for a period of six (6) months following the date of death or the date when Executive becomes completely disabled, or through the end of the fiscal year in which such termination occurs, whichever is longer.

8.2 The term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform his duties under this Agreement because he has become permanently disabled within the meaning of any policy of disability income insurance covering employees of the Company then in force. In the event the Company has no policy of disability income insurance covering employees of the Company then in force when Executive becomes disabled, the term "completely disabled" shall mean the inability of Executive to perform his duties under this Agreement by reason of any incapacity, physical or mental, which the Board of Directors of the Company, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board of Directors of the Company, determines to have incapacitated Executive from satisfactorily performing all of his usual services for the Company for the foreseeable future. Based upon such medical advice or opinion, the action of the Board of Directors of the Company shall be final and binding and the date such action is taken shall be the date of such complete disability for purposes of this Agreement.

9. Executive's Duties Regarding Trade Secrets; Confidential Information and Patent Rights:

9.1 Upon termination of this Agreement, Executive shall promptly deliver to the Company all equipment, notebooks, documents, memoranda, reports, files, books, correspondence, lists or other written, electronic or graphic records, and the like, relating to the Company's business, which are or have been in Executive's possession or under his control.

9.2 Executive shall not disclose or use at any time, except as necessary to perform his duties under this Agreement, either during or subsequent to his employment, any secret or confidential information or knowledge obtained by Executive while employed by the Company from either the Company, its other employees or its customers. Executive agrees to execute any Company Non-Competition, Non-Disclosure Agreements, as approved by legal counsel to the Company, in such form as may be presented to him from time to time.

9.3 Executive agrees that he will promptly and fully inform and disclose to the Company from time to time all inventions, designs, improvements and discoveries which he now has, or may hereafter have, during the term of this Agreement which pertain or relate to the business of the Company or to any experimental work carried on by the Company, whether conceived by the Executive or with others and whether or not conceived during regular working hours. All such inventions, designs, improvements and discoveries shall be the exclusive property of the Company. Executive shall assist the Company and shall execute all documents and do all things necessary to obtain such patents on all such inventions, designs, improvements and discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain such patents, and to vest the Company with full and exclusive title thereto and protect the same against infringement by others.

9.4 Executive, during the term of this Agreement, will have access to and become acquainted with various trade secrets, including but not limited to formulas, patterns, devices, secret inventions, processes, customer lists and compilations of information, records and specifications which are owned by the Company and which may or may not be regularly used in the operation of the business of the Company. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company. All files, records, documents, drawings, specifications, equipment, computer disks, other electronic media and similar items relating to the business of the Company, whether prepared by the Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company except for purposes related to the pursuit of the business of the Company, without the prior written consent of the Company.

9.5 Executive agrees to hold in confidence and refrain from disclosing to any person information about the Company which Executive knows as a result of the performance of this duties under this Agreement, except for the disclosure of information which Executive reasonably believes is generally known or available to the public or which is appropriate under the circumstances to disclose in connection with the performance of his duties under this Agreement.

10.  Assignment and Binding Effect:

10.1 This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, administrators and legal representatives. Neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives. The Company may assign this Agreement pursuant to a sale of the business.

11.  Notices:

11.1 All notices or demands of any kind, required or permitted to be given by the Company or Executive under this Agreement, shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Company:                  OneSource Technologies, Inc.
                                        7419 East Helms
                                        Scottsdale, Arizona 85260
                                        Attn:  Jerry Washburn

    If to Executive:                    Mr. Thomas E. Glasgow
                                        199 Ivy Lane
                                        Bloomingdale, Illinois 60108

     Any such written notice shall be deemed received either when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

12.  Choice of Law:

12.1 This Agreement is made in Scottsdale, Arizona. This Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona.

13.  Integration:

13.1 This Agreement contains the entire agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

14.  Waiver:

14.1 No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

15.  Severability:

15.1 The  unenforceability,  invalidity  or  illegality of any provision of this
     Agreement   shall  not  render  any  other   provision  of  this  Agreement
     unenforceable, invalid or illegal.

16.  Interpretation; Construction:

16.1 The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has had the opportunity to consult with his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise this Agreement and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

17.  Representations and Warranties;

17.1 Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreement between Executive and any other person or entity.


     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                  COMPANY:

                                    OneSource Technologies, Inc.
                                    A Delaware corporation


                                    By: /s/ Jerry Washburn
                                        --------------------------------
                                         Jerry Washburn
                                         President & Chief Executive Officer

                  EXECUTIVE:


                                    By: /s/ Thomas E. Glasgow
                                        ---------------------------------
                                         Thomas E. Glasgow